Exhibit 99.1

 SERVICE CORPORATION INTERNATIONAL DELAYS FILING FIRST QUARTER 10-Q TO COMPLETE
                         CEMETERY RECONCILIATION PROJECT

    HOUSTON, May 3 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI) announced today that it intends to file a notification of late filing of its Form 10-Q for the quarter ended March 31, 2005 with the Securities and Exchange Commission, which will give the Company until May 16, 2005 to file its Form 10-Q and still be timely filed. The additional days will be used by the Company and its auditors to complete their review of the Company's previously announced project to verify its cemetery preneed backlog records. Management currently expects to report first quarter results and file its Form 10-Q on May 16, 2005.

    Cautionary Statement on Forward-Looking Statements
    The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us. Important factors that could cause actual results to differ materially from those in forward-looking statements include, among others, the Company's ability, along with its auditors, to complete their review of cemetery preneed backlog records and reconciliations in a timely manner and the Company's ability to timely file its Form 10-Q for the quarterly period ended March 31, 2005.

    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including the Company's 2004 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from the Company's website at http://www.sci-corp.com . The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

    Service Corporation International, headquartered in Houston, Texas, is the leading provider of funeral and cemetery services in the world. We have an extensive network of businesses including 1,190 funeral service locations and 390 cemeteries in North America as of December 31, 2004. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

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    For additional information contact:

    Investors:  Debbie Young - Director / Investor Relations
                (713) 525-9088

    Media:      Terry Hemeyer - Managing Director / Corporate Communications
                (713) 525-5497

SOURCE  Service Corporation International
    -0-                             05/03/2005
    /CONTACT: investors, Debbie Young, Director - Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director - Corporate Communications, +1-713-525-5497, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /